Exhibit 10.15

Commercial Lease Agreement

This Commercial Lease Agreement ("Lease") is made and effective November 10, 2008, by and between Mifflin Management ("Landlord") and Lakeland Industries ("Tenant").

Landlord is the owner of land and improvements commonly known and numbered as 312 Hendel Street, Shillington, PA 19607

Landlord makes available for lease a portion of the Building designated as the first and second floors (3,520 sq ft) of 312 Hendel Street, Shillington, PA (the "Leased Premises").

Landlord desires to lease the Leased Premises to Tenant, and Tenant desires to lease the Leased Premises from Landlord for the term, at the rental and upon the covenants, conditions and provisions herein set forth.

THEREFORE, in consideration of the mutual promises herein, contained and other good and valuable consideration, it is agreed:

1. Term.

Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the same from Landlord, for an "Initial Term" beginning November 10, 2008 and will be on a month to month term. Prorate rent for November, 2008 in the amount of $590.00

2. Rental.

Tenant shall pay to Landlord Eight Hundred Eighty Dollars per month (3,520 sq ft x $3.00 sq ft). Each installment payment shall be due in advance on the first day of each calendar month during the lease term to Landlord at Mifflin Management, PO Box 42, Mohnton, PA 19540, or at such other place designated by written notice from Landlord or Tenant. The rental payment amount for any partial calendar months included in the lease term shall be prorated on a daily basis. Tenant shall also pay to Landlord a " Security Deposit " in the amount of Eight Hundred Eighty Dollars.

3. Use

Not withstanding the forgoing, Tenant shall not use the Leased Premises for the purposes of storing, manufacturing or selling any explosives, flammables or other inherently dangerous substance, chemical, thing or device.

4. Repairs.

During the Lease term, Tenant shall make, at Tenant's expense, all necessary repairs to the Leased Premises. Repairs shall include such items as routine repairs of floors, walls, ceilings, and other parts of the Leased Premises damaged or worn through occupancy, except for major mechanical systems or the roof, subject to the obligations of the parties otherwise set forth in this Lease. All repairs shall require the authorization of Christopher J. Ryan and Michael Gallen, mutually.

5. Alterations and Improvements.

Tenant, at Tenant's expense, shall have the right following Landlord's consent to remodel, redecorate, and make additions, improvements and replacements of and to all or any part of the Leased Premises from time to time as Tenant may deem desirable, provided the same are made in a workmanlike manner and utilizing good quality materials. Tenant shall have the right to place and install personal property, trade fixtures, equipment and other temporary installations in and upon the Leased Premises, and fasten the same to the premises. All personal property, equipment, machinery, trade fixtures and temporary installations, whether acquired by Tenant at the commencement of the Lease term or placed or installed on the Leased Premises by Tenant thereafter, shall remain Tenant's property free and clear of any claim by Landlord. Tenant shall have the right to remove the same at any time during the term of this Lease provided that all damage to the Leased Premises caused by such removal shall be repaired by Tenant at Tenant's expense.

6. Insurance.

A. If the Leased Premises or any other part of the Building is damaged by fire or other casualty resulting from any act or negligence of Tenant or any of Tenant's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Tenant shall be responsible for the costs of repair not covered by insurance.

B. Landlord shall maintain fire and extended coverage insurance on the Building and the Leased Premises in such amounts as Landlord shall deem appropriate. Tenant shall be responsible, at its expense, for fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises.

C. Tenant and Landlord shall, each at its own expense, maintain a policy or policies of comprehensive general liability insurance with respect to the respective activities of each in the Building with the premiums thereon fully paid on or before due date, issued by and binding upon some insurance company approved by Landlord, such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall be listed as an additional insured on Tenant's policy or policies of comprehensive general liability insurance, and Tenant shall provide Landlord with current Certificates of Insurance evidencing Tenant's compliance with this Paragraph. Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least (10) days prior to such expiration. Landlord shall not be required to maintain insurance against thefts within the Leased Premises or the Building.

7. Utilities.

Tenant shall pay all charges for water, sewer, gas, electricity, telephone and other services and utilities used by Tenant on the Leased Premises during the term of this Lease unless otherwise expressly agreed in writing by Landlord. In the event that any utility or service provided to the Leased Premises is not separately metered, Landlord shall pay the amount due and separately invoice Tenant for Tenant's pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Tenant acknowledges that the Leased Premises are designed to provide standard office use electrical facilities and standard office lighting. Tenant shall not use any equipment or devices that utilize excessive electrical energy or which may, in Landlord's reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

8. Entry.

Landlord shall have the right to enter upon the Leased Premises at reasonable hours to inspect the same, provided Landlord shall not thereby unreasonably interfere with Tenant's business on the Leased Premises.

9. Building Rules.

Tenant will comply with the rules of the Building adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so; all changes to such rules will be sent by Landlord to Tenant in writing. The initial rules for the Building are attached hereto as Exhibit "A" and incorporated herein for all purposes.

10. Default.

If default shall at any time be made by Tenant in the payment of rent when due to Landlord as herein provided, and if said default shall continue for five (5) days after written notice thereof shall have been given to Tenant by Landlord, or if default shall be made in any of the other covenants or conditions to be kept, observed and performed by Tenant, and such default shall continue for fifteen (15) days after notice thereof in writing to Tenant by Landlord without correction thereof then having been commenced and thereafter diligently prosecuted, Landlord may declare the term of this Lease ended and terminated by giving Tenant written notice of such intention, and if possession of the Leased Premises is not surrendered, Landlord may reenter said premises. Landlord shall have, in addition to the remedy above provided, any other right or remedy available to Landlord on account of any Tenant default, either in law or equity. Landlord shall use reasonable efforts to mitigate its damages.

11. Quiet Possession.

Landlord covenants and warrants that upon performance by Tenant of its obligations hereunder, Landlord will keep and maintain Tenant in exclusive, quiet, peaceable and undisturbed and uninterrupted possession of the Leased Premises during the term of this Lease.

12. Condemnation.

If any legally, constituted authority condemns the Building or such part thereof which shall make the Leased Premises unsuitable for leasing, this Lease shall cease when the public authority takes possession, and Landlord and Tenant shall account for rental as of that date. Such termination shall be without prejudice to the rights of either party to recover compensation from the condemning authority for any loss or damage caused by the condemnation. Neither party shall have any rights in or to any award made to the other by the condemning authority.

13. Security Deposit.

The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

14. Waiver.

No waiver of any default of Landlord or Tenant hereunder shall be implied from any omission to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord or Tenant shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

15. Memorandum of Lease.

The parties hereto contemplate that this Lease should not and shall not be filed for record, but in lieu thereof, at the request of either party, Landlord and Tenant shall execute a Memorandum of Lease to be recorded for the purpose of giving record notice of the appropriate provisions of this Lease.

16. Headings.

The headings used in this Lease are for convenience of the parties only and shall not be considered in interpreting the meaning of any provision of this Lease.

17. Successors.

The provisions of this Lease shall extend to and be binding upon Landlord and Tenant and their respective legal representatives, successors and assigns.

18. Consent.

Landlord shall not unreasonably withhold or delay its consent with respect to any matter for which Landlord's consent is required or desirable under this Lease.

19. Compliance with Law.

Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter pertaining to Tenant's use of the Leased Premises. Landlord shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the Leased Premises.

20. Final Agreement.

This Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

21. Governing Law.

This Agreement shall be governed, construed and interpreted by, through and under the Laws of the Commonwealth of Pennsylvania. IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

By: s/s Mike Gallen	11/10/2008
Landlord Signature

By: /s/ Christopher J. Ryan	11/11/2008
Tenant Signature

NON-RESIDENTIAL LEASE FOR REAL ESTATE       LC1
PART ONE OF A TWO PART AGREEMENT

This form recommended and approved for, but not restricted to use by, members of the Pennsylvania Association of REALTORS® when used with an approved addendum attached hereto,

LESSOR'S BUSINESS RELATIONSHIP WITH PA LICENSED BROKER
BROKER (Company) Mifflin Management LLC	PHONE 610-406-1378
ADDRESS PO Box 42 Mohnton, PA 19540	FAX
LICENSEE(S)	Designated Agent? ❒ Yes ❒ No
BROKER IS THE AGENT FOR LESSOR.	OR (if checked below):
Broker is NOT the Agent for Lessor and is a/an: ❒ AGENT FOR LESSEE ❒ TRANSACTION LICENSEE

LESSEE'S BUSINESS RELATIONSHIP WITH PA LICENSED BROKER
BROKER (Company) Lakeland Industries, Inc.	PHONE 610-775-0505
ADDRESS 31 South Sterley Street, Shillington, PA 19607	FAX
LICENSEE(S)	Designated Agent? ❒ Yes ☒ No
BROKER IS THE AGENT FOR LESSOR. OR (if checked below):
Broker is NOT the Agent for Lessor and is a/an: ❒ AGENT FOR LESSEE ❒ TRANSACTION LICENSEE

When the same broker is Broker for Lessor and Broker for Lessee, Broker is a Dual Agent. All of Broker's licensees are also Dual Agents UNLESS there are separate Designated Agents for Lessor and Lessee. If the same Licensee is designated for Lessor and Lessee, the License, is a Dual Agent. Broker(s) may perform services to assist unrepresented parties in complying with the terms of this Lease.

1. This Agreement, dated October 31, 2008 is between
Mifflin Management LLC
called “Lessor”, and
Lakeland Industries, Inc.
called “Lessee.”

2. PROPERTY
(A) Lessor agrees to lease to Lessee the premises known as 312 Hendle Street in the Boro of Shillington of Berks County of _________ in the Commonwealth of Pennsylvania, Zip Code 19607 with improvements consisting of __________________________________________ upon the following terms and conditions:
                (B) Total rental for entire term payable to Lessor
(C) Payments in advance  ☒ Monthly in the amount of  $ 800.00
(D) Cash or check to be paid before possession by Lessee which is to be applied on account as follows:
 Advance rent _________ to ____________            Paid $___________      Due $____________
 On account of final payment of rent _______            Paid $___________      Due $____________     Security deposit (see paragraph 2 (f))   0     Paid $_______    Due $________
 Credit report _______________________     Paid $___________      Due $____________

Totals - Paid to date.. Paid $___________      Due $____________
Balance due before possession.. ...... ...... ..... Due $ ___________

(E)	Adjusted payment of rent until regular due date, if any	$ ______________
(F)	Security deposit	$ ______________
(G)	Late charge if rent not paid within grace period.	$ ______________
(H)	Due date for each payment	Prior to the 1st of each month
(I)	Term of this lease	Month to Month

(J)	Commencement date of lease
(K)	Expiration date of lease
(L)	Required written notice to terminate this lease 30 Days
(M)	Renewal term if not terminated by either party
(N)	Lessee will occupy premises ONLY as
(O)	Maximum number of occupants under this lease: one (1)
(P)	Payments to be made promptly when due in U.S. Dollars to:
❒ Lessor ❒ Broker for Lessor
(Q)	Utilities & services will be supplied as follows:

Lessor	Lessee		Lessor	Lessee
pays	pays		pays	pays
❒	☒	Cold Water	❒	☒	Gas
❒	☒	Hot Water	☒	❒	Lawn & Shrubbery Care
❒	☒	Heat	☒	❒	Cesspool Cleaning
❒	☒	Electric	☒	❒	Janitor Service
☒	❒	Yearly Oil Burner Cleaning	❒	❒	All other
☒	❒	Water in Excess of
		yearly minimum charge	❒	❒	___________________
❒	☒	Snow Removal	❒	❒	___________________

(R)   Unless otherwise stated, Lessee will pay the cost of any or all repairs of any kind whatsoever, occurring after commencement of this lease where the individual cost of each repair is less than $____________.

(S) No pets or animals of any kind whatsoever will be permitted on or within the herein described premise excepting _______________________________________.

3. SPECIAL CLAUSES
(A) Lessor and Lessee has received the Consumer Notice as adopted by the State Real Estate Commission at 49 Pa Code §35.336 and §35.337.

4. ADDENDUM
The Lessor and Lessee agree for themselves, their respective heirs and successors and assigns to the herein described terms and also to those set forth in the addendum attached hereto entitled "TERMS AND CONDITIONS," (PART TWO) all of which are, to be regarded as binding and as strict legal conditions.